UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 23, 2006


                            DETTO TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      333-100241                01-656333
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


                              14320 NE 21st Street,
                            Bellvue, Washington 98007
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425)201-5000


                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         This Form 8-K and other reports filed by Detto Technologies, Inc. ("Detto" or the "Company") from time-to- time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

         On June 23, 2006, Detto entered into separation agreements with William Glynn (who had been Detto's Chief Financial Officer), Frank Coyle (who had been Detto's Vice President of Sales and Marketing) and Kevin Chang (who had been Detto's Vice President of Operations). Pursuant to those agreements, among other things, it is anticipated that each individual will be granted options to purchase 150,000 shares of common stock pursuant to Detto's 2004 Stock Option Plan. Those options are expected to be exercisable at a price of $.10 per share and expire ten years from the date of grant.

Item 3.02 Unregistered Sales of Equity Securities.

         As described in Item 1.01 above, it is anticipated that options to purchase a total of 450,000 shares of common stock will be granted to three former officers of the Company pursuant to Detto's 2004 Stock Option Plan. Based on the optionees prior involvement with the Company and the nature of the transaction, those grants will be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder. All 450,000 shares that will underlie the options have previously been registered for resale pursuant to a registration statement on Form S-8.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         As described in Item 1.01 above, as of June 23, 2006, William Glynn, Frank Coyle and Kevin Chang ceased to be officers of the Company.

         On June 23, 2006, Jason Gardiner, who has been the Company's controller, became the Company's acting Chief Financial Officer pending appointment to that office by the Company's Board of Directors. Mr. Gardiner has over 10 years experience in corporate finance and has served in various capacities at both small and large high-tech companies. Mr. Gardiner has been the Company's Controller for the past four years. Previously, he was the Accounting Manager for Emerald Solutions, a high-tech consulting firm, and an Assistant Controller with IKON Office Solutions' Legal Document Services division. Additionally, Mr. Gardiner is an elected Councilmember to the City of Duvall's City Council, serving as the Chair of the Finance and Administration Committee. Mr. Gardiner is a graduate of Central Washington University. Mr. Gardiner has no family relationships with any other officer or director of the Company, and there is no employment agreement or other material relationship between the Company and Mr. Gardiner.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DETTO TECHNOLOGIES, INC.

Date: June 28, 2006                       By:      /s/ Larry Mana'o
                                          Larry Mana'o, Chief Executive Officer